EXHIBIT 1.1

UR-ENERGY INC.

34,000,000 Common Shares

(no par value)

and

34,000,000 Warrants to Purchase 17,000,000 Common Shares

UnderwritingAgreement

February 15, 2023

Cantor Fitzgerald & Co.

As Representative of the several Underwriters listed in Schedule Ahereto

c/o	Cantor Fitzgerald & Co. 499 Park Avenue New York, NY 10022

Ladies and Gentlemen,

Ur-Energy Inc., a corporation continued under the Canada Business Corporations Act (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) (i) an aggregate of 34,000,000 of its common shares (the “Firm Shares”), no par value per share (the “Common Shares”), and (ii) 34,000,000 warrants of the Company to purchase an aggregate of 17,000,000 Common Shares (the “Firm Warrants”). In addition, the Company has granted to the Underwriters an option to purchase (i) up to an additional 5,100,000 Common Shares pursuant to such option (the “Option Shares” and together with the Firm Shares, the “Shares”) and/or (ii) 5,100,000 additional warrants to purchase up to an additional 2,550,000 Common Shares (the “Option Warrants” and together with the Firm Warrants, the “Warrants”). Each Share is being sold together with one Warrant; and the exercise price per whole share purchasable upon the exercise of the warrants is $1.50 per Common Share. The Shares to be sold by the Company (including the Option Shares to the extent such option is exercised) and the Warrants to be sold by the Company (including the Option Warrants to the extent such option is exercised) are collectively called the “Securities.” Cantor Fitzgerald & Co. (“Cantor”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities. To the extent there are no additional underwriters listed on Schedule A hereto, the term “Representative” as used herein shall mean Cantor, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires. As used herein, “Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-261309, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated February 15, 2023 describing the Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.

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As used herein, “Applicable Time” is 10:20 p.m. (New York time) on February 15, 2023. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule B hereto and the pricing information set forth on Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.

All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Securities as contemplated by Section 3(o).

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company hereby confirms its agreements with the Underwriters as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date of this Agreement, the Applicable Time, the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, unless such representation or warranty specifies a different date or time, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act. The Company is a reporting issuer in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Nova Scotia, New Brunswick, Prince Edward Island, and Newfoundland & Labrador, and to the knowledge of the Company is in good standing under applicable laws and regulations in those jurisdictions and the rules and policies of the TSX (collectively, “Canadian Securities Laws”); is not in default in any material respect of any requirement of Canadian Securities Laws and is not included in a list of defaulting reporting issuers maintained by the applicable securities regulators in Canada.

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Without limiting the foregoing, to the knowledge of the Company, the Company is in compliance at the date hereof with its obligations to make timely disclosure of all material changes to its business.

(b) Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the time of each sale of the Securities and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and (as then amended or supplemented) at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d) Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including General Instruction I.B.1of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).

(e) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, and the free writing prospectuses, if any, identified on Schedule B hereto and any Permitted Section 5(d) Communications.

(f) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with GAAP (as defined below) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) Conformity with EDGAR Filing. The Preliminary Prospectus and Final Prospectus delivered to the Underwriter for use in connection with the sale of the Securities pursuant to this Agreement will be identical to the versions of the Preliminary Prospectus and Final Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h) Organization. The Company and each of its subsidiaries (as defined in Rule 405 under the Securities Act) (“Subsidiaries”) are duly organized, validly existing as a corporation and in good standing under the Laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the Laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(i) Subsidiaries. The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

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(j) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(k) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(l) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options or other awards under the Company’s equity incentive plans, or changes in the number of outstanding Common Shares of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Shares outstanding on the date hereof) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the securities of the Company in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(m) Authorization; Enforceability. The Company has the corporate power and authority to enter into this Agreement and the warrant agreement governing the Warrants (the “Warrant Agreement”), to be dated as of the Closing Date and entered into by and between the Company and Computershare Trust Company, N.A. (the “Warrant Agent”), and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles, and by public policy limitations relating to indemnification and similar matters.

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(n) Authorization of the Securities. The Securities have been duly authorized for issuance and sale pursuant to this Agreement. The Shares when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants; the Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Warrant Shares. The Securities, when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Securities, or the consummation by the Company of the transactions contemplated pursuant to the Warrant Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Laws or Laws of the Financial Industry Regulatory Authority Inc. (“FINRA”) or the NYSE American LLC (the “NYSE American”) in connection with the sale of the Securities.

(p) No Preferential Rights. (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or other securities of the Company other than pursuant to awards made in the ordinary course of business under the Company’s equity incentive plans, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Shares or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise.

(q) Independent Public Accounting Firm. Pricewaterhouse Coopers LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company. The Accountant is considered an independent accountant as required under Canadian Securities Laws and there has never been a reportable disagreement (within the meaning of National Instrument 51-102 – Continuous Disclosure) with the present or former auditors of the Company. The Company’s audit committee is comprised and operates in accordance with the requirements of National Instrument 52-110 – Audit Committees, each member of which is “independent” within the meaning of such instrument.

(r) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles (ii) to the extent that the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof; and (iii) for any unenforceability that, individually or in the aggregate, would not have a Material Adverse Effect.

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(s) No Litigation. There are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Time of Sale Prospectus or Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(t) Consents and Permits. The Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(u) Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, result in a Material Adverse Effect.

(v) No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(w) Certain Market Activities. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(x) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

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(y) No Reliance. The Company has not relied upon the Underwriter or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(z) Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(aa) Title to Real and Personal Property Other than Mining Claims. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, other than Mining Claims (as defined below), good and valid title to all personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable Laws (including building and zoning Laws and Laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its Subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

(bb) Material Properties. The Material Properties are the only material properties in which the Company or any of the Subsidiaries has an interest; the Company and each of the Subsidiaries holds Mining Rights in respect of the minerals located on the Material Properties in which the Company or any of the Subsidiaries has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or any of the Subsidiaries to explore for and exploit the minerals relating thereto; the Company and each of the Subsidiaries has all necessary surface rights, access rights and other necessary rights and interests relating to the Material Properties in which the Company or any of the Subsidiaries has an interest granting the Company or any of the Subsidiaries the right and ability to explore for and exploit minerals and metals for development purposes as are appropriate in view of the rights and interest therein of the Company and the Subsidiaries, as applicable, with only such exceptions as do not materially interfere with the use made by the Company or any of the Subsidiaries of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Company or a Subsidiary, except where the invalidity of any of the applicable property interests would not have a Material Adverse Effect (and provided that nothing in this Agreement shall be deemed a representation (a) that any of the Material Properties contains a discovery of valuable minerals, (b) as to the validity of any of the Material Properties comprising unpatented millsites, or (c) that the Company or any Subsidiary has established or is maintaining pedis possessio rights with respect to any of their unpatented mining claims).

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(cc) Mining Rights. The Mining Rights of the Company in respect of the Material Properties are in good standing, are valid, subsisting and enforceable, other than as set out in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the invalidity of any of the applicable Mining Rights would not have a Material Adverse Effect (and provided that nothing in this Agreement shall be deemed a representation (a) that any of the Mining Rights contains a discovery of valuable minerals, (b) as to the validity of any of Mining Rights comprising unpatented millsites, or (c) that the Company or any Subsidiary has established or is maintaining pedis possessio rights with respect to any of the Mining Rights), and, other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are free and clear of any material Liens or charges. Other than as set out in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material commission, royalty, license fee or similar payment is payable in respect of any of them. No other material property rights are necessary for the conduct of the Company’s business as currently carried on as of the date hereof; and there are no material restrictions on the ability of the Company to use, transfer or otherwise exploit any such property rights. The Company is the holder of Mining Rights necessary to carry on the activities of the Company as currently conducted. Mining Rights held by the Company cover the areas required by the Company for such purposes.

(dd) Mining Agreements. Any and all of the agreements and other documents and instruments pursuant to which the Company holds the Material Properties are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company is not in default of any of the material provisions of any such agreements, documents or instruments, nor to the knowledge of the Company has any such default been alleged, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company, and the Material Properties are not subject to any right of first refusal or similar purchase or acquisition rights.

(ee) Access to Technical Information. The Company made available to the respective authors thereof prior to the issuance of the Technical Reports, for the purpose of preparing the Technical Reports, as applicable, all information requested, and to the knowledge of the Company, no such information contained any material misrepresentation as at the relevant time the relevant information was made available; the Company does not have any knowledge of a material adverse change in any production, cost, price, reserves or other relevant information provided since the dates that such information was so provided.

(ff) Technical Reports. The Technical Reports complied in all material respects with the requirements of subpart 1300 of Regulation S-K under the Securities Act (“S-K 1300”) as at the date of each such report; since the date of preparation of the Technical Reports there has been no change that would disaffirm or change any aspect of the Technical Reports in any material respect or require the Company to file updated Technical Reports in accordance with S-K 1300.

(gg) Assessments on Mining Claims. All claim maintenance fees required to be paid in relation to the material unpatented mining claims and millsites of the Company and the Subsidiaries in order to maintain their respective interests therein, if any, have been paid to date and the Company and each of the Subsidiaries has complied in all material respects with all applicable governmental Laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard, except in respect of unpatented mining claims and millsites that the Company or any of the Subsidiaries intends to abandon or relinquish and except for any non- compliance which would not either individually or in the aggregate have a Material Adverse Effect.

(hh) Mining Operations. All mining operations on the properties of the Company and the Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with.

(ii) Title Reports. The Mining Rights or equivalent thereof described in the Title Reports listed on Schedule D hereto constitute all of the material Mining Rights comprising the Material Properties, and the Title Reports were correct and complete in all respects on the date they were issued. Other than as otherwise disclosed herein, in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any facts or circumstances, and has not taken any act or failed or omitted to take any act, that would cause any such Title Report to no longer be correct and complete in all material respects.

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(jj) Indigenous Rights. There are no material claims with respect to aboriginal or indigenous rights currently outstanding or, to the knowledge of the Company, threatened or pending, with respect to the Material Properties.

(kk) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that could be expected, individually or in the aggregate, to have a Material Adverse Effect.

(mm) Disclosure Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus or Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus or Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

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(nn) Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(oo) Brokers. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(pp) Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

(qq) Investment Company Act. Neither the Company nor any of the Subsidiaries is, or will be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(rr) Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering Laws of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or any of its affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(tt) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

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(uu) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward- looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(vv) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for similarly-sized companies engaged in similar businesses in similar industries.

(xx) No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor to the knowledge of the Company, any director, officer, or employee of the Company or any Subsidiary or any agent, affiliate or other person, in each case acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable Law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer or employee of the Company or any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-bribery or anti-corruption Law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(yy) No Conflicts. Neither the execution of this Agreement or the Warrant Agreement, nor the issuance, offering or sale of the Securities or Warrant Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.

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(zz) Sanctions.

(i) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or any director, officer, employee, or to the Company’s knowledge, any agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (zz), “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Office of the Superintendent of Financial Institutions (Canada), or pursuant to the Special Economic Measures Act (Canada), or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine) (the “Sanctioned Countries”).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, for the past 5 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(aaa) Compliance with Laws. The Company and each of its Subsidiaries are in compliance with all applicable Laws (including all environmental Laws) in the jurisdictions in which it carries on business; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws, and is not aware of any pending change or contemplated change to any applicable Law or governmental position, in each case that would materially adversely affect the business of the Company or the business or legal environment under which the Company operates.

(bbb) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ccc) Stock Exchange Listing. The Shares and Warrant Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the NYSE American and the Toronto Stock Exchange (“TSX”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NYSE American or the TSX, nor has the Company received any notification that the Commission, the NYSE American or the TSX is contemplating terminating such registration or listing. To the Company’s knowledge, it is in material compliance with all applicable listing requirements of NYSE American and the TSX.

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(ddd) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(eee) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.

(fff) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B hereto. Such Exhibit B hereto lists under an appropriate caption the directors and officers of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to Cantor a Lock-up Agreement.

(ggg) No Rights to Purchase Preferred Stock. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(hhh) No Contract Terminations. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, in each case except as would not result in a Material Adverse Effect.

(iii) Dividend Restrictions. No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(jjj) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means

(i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any “personal information” as defined by the California Consumer Privacy Act (“CCPA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

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(kkk) Compliance with Data Privacy Laws. To the best knowledge of the Company, the Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation, CCPA, and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of Personal Data and Confidential Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no actual knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a current party to any outstanding order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Purchase, Sale and Delivery of the Securities.

(a) The Firm Shares and Firm Warrants. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of (i) 34,000,000 Firm Shares and (ii) 34,000,000 Firm Warrants. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares and Firm Warrants set forth opposite their names on Schedule A hereto. The purchase price per Firm Share and the accompanying one Firm Warrant to be paid by the several Underwriters to the Company shall be $1.1151 per share and accompanying Warrant.

(b) The First Closing Date. Delivery of certificates for the Firm Shares and Firm Warrants to be purchased by the Underwriters and payment therefor shall be made at the offices of Cooley LLP, 55 Hudson Yards, New York, NY 10001 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. Eastern time, on February 21, 2023, or such other time and date not later than 10:00 a.m. Eastern time, on March 7, 2023, as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

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(c) The Option Shares and Option Warrants; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, (i) up to 5,100,000 Option Shares at a purchase price per share of $1.10565 per Option Share and/or (ii) 5,100,000 Option Warrants to purchase up to an aggregate of 2,550,000 Common Shares from the Company at a purchase price of $0.00945 per Option Warrant. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares and/or Option Warrants as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Option Shares and/or Option Warrants will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and Firm Warrants and such Option Shares and/or Option Warrants). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full Business Days after delivery of such notice of exercise. If any Option Shares and/or Option Warrants are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares and/or Option Warrants (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares and/or Option Warrants to be purchased as the number of Firm Shares and Firm Warrants set forth on Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares and Firm Warrants and (b) the Company agrees to sell the number of Option Shares and/or Option Warrants set forth in the paragraph “Introductory” of this Agreement (subject to such adjustments to eliminate fractional shares as the Representative may determine). The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Securities. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Securities. Payment for the Securities shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and Firm Warrants and any Option Shares and/or Option Warrants the Underwriters have agreed to purchase. Cantor, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Securities. The Company shall deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters certificates for the Firm Shares and Firm Warrants at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered through the facilities of DTC unless the Representative shall otherwise instruct, to the Representative for the accounts of the several Underwriters, certificates for the Option Shares and/or Option Warrants the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representative so elects, delivery of the Shares and Warrants may be made by credit to the accounts designated by the Representative through The Depository Trust Company’s full fast transfer or DWAC programs. The certificates for the Securities shall be registered in such names and denominations as the Representative shall have requested at least two full Business Days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the Business Day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3. Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

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(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b) Representative’s Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representative’s prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

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(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable Law, the Company shall (subject to Section 3(b) and Section 3(c)) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable Law.

(f) Certain Notifications and Required Actions. After the date of this Agreement and during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable Law, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable Law. Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) and Section 3(c).

(h) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky Laws or Canadian provincial securities Laws (or other foreign Laws) of those jurisdictions designated by the Representative, shall comply with such Laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

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(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k) Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NYSE American all reports and documents required to be filed under the Exchange Act.

(m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares (including the Warrant Shares) on the NYSE American and the TSX.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to Cantor, an “electronic Prospectus” to be used in connection with the offering and sale of the Securities. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Cantor, that may be transmitted electronically by Cantor to offerees and purchasers of the Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Cantor, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

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(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Cantor (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than a Form S-8 and as contemplated by this Agreement with respect to the Securities); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and (B) issue Shares and awards under any equity incentive plan described in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the ordinary course of business. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(p) Future Reports to the Representative. During the period of five years hereafter, upon the request of the Representative, the Company will furnish to the Representative, c/o Cantor Fitzgerald & Co., at 499 Park Avenue, New York, New York 10022, Attention: Equity Capital Markets, with copies to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: General Counsel: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10- Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no controlled affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that might cause or result in stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Shares, Warrant Shares, Warrants, or otherwise, and the Company will, and shall cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M.

(s) Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 1(fff) hereof.

(t) Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(u) Warrants. The Company shall, at all times while any Warrants are outstanding, use its best efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Warrants such that the Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates. The Company shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then- outstanding Warrants.

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The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky Laws or the provincial securities Laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in an amount not to exceed $7,500, (vii) the fees and expenses of the Underwriters including the fees and expenses of the counsel to the Underwriters, payable upon the execution of this Agreement, in an amount not to exceed $125,000, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Shares, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative, employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, the remaining 50% of the cost of such aircraft to be paid by the Underwriters, (ix) the fees and expenses associated with listing the Securities on the NYSE American, and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Any such amount payable to the Underwriters may be deducted from the purchase price for the Securities. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

5. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Firm Shares and Firm Warrants as provided herein on the First Closing Date and, with respect to the Option Shares and Option Warrants, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares and the Option Warrants, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Auditing Standards 6101 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

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(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For a period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares and/or Option Warrants purchased after the First Closing Date, each Option Closing Date:

(i) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares and/or Option Warrants purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representative there shall not have occurred any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities).

(d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinions and negative assurance letters of Davis Graham & Stubbs LLP, as U.S. counsel for the Company, and Fasken Martineau DuMoulin LLP, as Canadian counsel for the Company, dated as of such date, in form and substance satisfactory to the Representative.

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion and negative assurance letter of Cooley LLP, counsel for the Underwriters in connection with the offer and sale of the Securities, in form and substance satisfactory to the Representative, dated as of such date.

(f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g) Chief Financial Officer’s Certificate. On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Financial Officer of the Company, dated as of such date, in form and substance satisfactory to the Representative.

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(h) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representative shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(i) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from the directors and officers (as defined in Rule 16a-1(f) under the Exchange Act), and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(j) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(k) NYSE American and TSX. The Company shall have submitted a listing of additional shares notification form to the NYSE American and the TSX with respect to the Shares (including the Warrant Shares) and shall have received no objection thereto from the NYSE American and the TSX, respectively.

(l) Warrant Agreement. The Representative shall have received copies, duly executed by the Company and the Warrant Agent, of the Warrant Agreement. There shall exist no event or condition which would constitute a default or an event of default under the Warrant Agreement.

(m) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from the Representative to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares and/or Option Warrants, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

7.Reimbursement of Underwriters’ Expenses.If this Agreement is terminated by the Representative pursuant to Section 6, Section 11 or Section 12, as a result of a material breach by the Company of this Agreement, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8.Effectiveness of this Agreement.This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Indemnification.

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(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Time of Sale Prospectus, any free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d)) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriter Information (as defined below).

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to such Underwriter and furnished to the Company in writing by such Underwriter or Underwriters expressly for use therein. The Company hereby acknowledges that the only information that the Underwriter or Underwriters has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first paragraph under the caption “Commission and Expenses”, the first sentence of the second paragraph under the caption “Stabilization and Other Transactions” and the first sentence under the caption “Passive Market Making” under the caption “Underwriting” in the Preliminary Prospectus and Prospectus (the “Underwriter Information”).

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(c) Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Securities on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable Law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for the purpose of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c). Notwithstanding the foregoing provisions of Section 9 and this Section 10, the Underwriters shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c), no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c).

11. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares and Firm Warrants set forth opposite their respective names on Schedule A hereto bears to the aggregate number of Firm Shares and Firm Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non- defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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12. Termination of this Agreement. Prior to the purchase of the Firm Shares and Firm Warrants by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE American, or trading in securities generally on either the Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Canadian authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except to the extent that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, affiliates, officers, directors or employees or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Cantor Fitzgerald & Co. 499 Park Avenue New York, NY 10022 Email: notices-IBD@cantor.com Attention: General Counsel

and

Cantor Fitzgerald Canada Corporation. 181 University Avenue, Suite 1500 Toronto, Ontario M5H 3M7 Canada Facsimile: (416) 350-2985 Attention: Graham Moylan

with a copy to:	Cooley LLP 55 Hudson Yards New York, NY 10001 Attention: Daniel I. Goldberg, Esq. Facsimile: (212) 479-6275

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If to the Company:	Ur-Energy Inc. 10758 West Centennial Road, Suite 200 Littleton, Colorado 80127 Attention: General Counsel Facsimile: (720) 981-5643

with a copy to:	Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, CO 80202 Attention: Brian Boonstra Facsimile: (303) 893-1379

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:00 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day,

(ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

16. Electronic Notice. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 16 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the parties referred to in Section 11. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Representative may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Representative. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

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20. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

23. Construction.

(a) the section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

(b) words defined in the singular shall have a comparable meaning when used in the plural,

and vice versa;

(c) the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e) references herein to any gender shall include each other gender;

(f) references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

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(g) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(h) “knowledge” means, as it pertains to the Company, the actual knowledge of the officers and directors of the Company, together with the knowledge which they would have had if they had conducted a reasonable inquiry of the relevant persons into the relevant subject matter;

(i) “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

(j) “Law” means any and all laws, including all federal, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading; and

(k) “Business Day” means any day on which the NYSE American and commercial banks in the City of New York are open for business.

(l) “Material Properties” means, collectively, (a) the Lost Creek Property, located in Sweetwater County, Wyoming, and (b) the Shirley Basin project, located in Carbon County, Wyoming, as described in the Registration Statement and Prospectus.

(m) “Mining Rights” means, without limitation, freehold title, fee title, leases, concessions, patented mining claims and millsites, unpatented mining claims and millsites, prospecting and exploration rights, mining and mineral rights, in respect of the Material Properties, or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located.

(n) “Technical Reports” means, collectively, (i) the amended technical report summary on the Lost Creek Property ISR Uranium Sweetwater County, Wyoming, dated as of December 31, 2021 filed with the Commission as an exhibit to the amended annual report on Form 10-K/A on September 21, 2022, and (ii) the amended technical report summary on Shirley Basin ISR Uranium Project, Carbon County Wyoming, filed with the Commission as an exhibit to the amended annual report on Form 10-K/A on September 21, 2022.

24. General Provisions. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

Ur-Energy Inc.

By:	/s/John W. Cash
Name:	John W. Cash
Title:	Chief Executive Officer and President

[Signature Page to Ur-Energy Inc. - Underwriting Agreement]

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/Sage Kelly
Name:	Sage Kelly
Title:	Senior Managing Director and Head of Investment Banking

For itself and the other several Underwriters named in Schedule A to this Agreement.

[Signature Page to Ur-Energy Inc. - Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased	Number of Firm Warrants to be Purchased
Cantor Fitzgerald & Co.	23,800,000	23,800,000
PI Financial (US) Corp.	3,400,000	3,400,000
Roth Capital Partners, LLC	3,400,000	3,400,000
H.C. Wainwright & Co., LLC	1,700,000	1,700,000
A.G.P./Alliance Global Partners	1,700,000	1,700,000
Total	34,000,000	34,000,000

A-1